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                                                                    EXHIBIT 4.26



                              THIRD AMENDMENT TO
                              STOCKHOLDERS AGREEMENT

          AMENDMENT, dated July 19, 2000 (this "THIRD AMENDMENT AGREEMENT"), among Outboard Marine Corporation, a Delaware corporation (the "COMPANY"), Quantum Industrial Partners LDC, a Cayman Islands limited duration company ("QIP"), Greenlake Holdings II LLC, a Delaware limited liability company ("GREENLAKE II"), Greenlake Holdings III LLC, a Delaware limited liability company ("GREENLAKE III"), Greenlake Holdings IV LLC, a Delaware limited liability company ("GREENLAKE IV") and Greenlake Holdings V LLC, a Delaware limited liability company ("GREENLAKE V"), to that certain STOCKHOLDERS AGREEMENT, dated January 28, 2000, as amended by Amendments dated May 2, 2000 and May 31, 2000 (the "EXISTING AGREEMENT"), among the Company, QIP, Greenlake II and Greenlake III. Unless otherwise set forth in this Third Amendment Agreement, capitalized terms have the respective meanings assigned to them in the Existing Agreement.

          WHEREAS, the the parties entered into the Existing Agreement in connection with (i) the acquisition by QIP and Greenlake II on January 28, 2000 of an aggregate of 650,000 shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "SERIES A PREFERRED STOCK"), and warrants (the "JANUARY 28 WARRANTS") to purchase an aggregate of 5,750,000 shares of the Company's Common Stock, (ii) the acquisition by QIP and Greenlake III on May 2, 2000 of $15,000,000 aggregate principal amount of the Company's Subordinated Notes due June 1, 2000 (the "SUBORDINATED NOTES"), which Subordinated Notes are convertible, under certain circumstances, into shares of the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "SERIES B PREFERRED STOCK"), and warrants (the "MAY 2 WARRANTS"), and (iii) the acquisition by QIP and Greenlake III on May 31, 2000 of an aggregate of 200,000 shares of the Company's Series C Convertible Preferred Stock, par value $.01 per share (the "SERIES C PREFERRED STOCK"), and warrants (the "MAY 31 WARRANTS" and together with the January 28 Warrants and the May 2 Warrants, the "EXISTING WARRANTS") to purchase an aggregate of 846,154 shares of the Company's Common Stock, in order to restrict the transfer of such securities and to provide for, among other things, first offer, tag-along and preemptive rights and certain other rights under certain conditions; and

          WHEREAS, Greenlake III has assigned its right to acquire certain securities governed by the Existing Agreement to Greenlake IV; and

          WHEREAS, the Company proposes to issue and sell to QIP and Greenlake V or their affiliates an aggregate of 200,000 shares of the Company's Series D Convertible Preferred Stock, par value $.01 per share (the "SERIES D PREFERRED STOCK"), and warrants (the "NEW WARRANTS") to purchase an aggregate of 846,154 shares of the Company's Common Stock pursuant to the terms of a Preferred Stock and Warrant Purchase Agreement, dated the date hereof (the "SERIES D PREFERRED STOCK PURCHASE AGREEMENT"), among the Company, QIP and Greenlake V (and solely for purposes of Article IX thereof, Greenlake III); and
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          WHEREAS, the Existing Agreement provides that the Existing Agreement may amended by an amendment in writing signed by the Company and the Stockholders holding 75% of the voting power of the Shares held by Stockholders; and

          WHEREAS, QIP and Greenlake II and Greenlake III hold, in the aggregate, in excess of 75% of the voting power of the Shares held by Stockholders; and

          WHEREAS, the parties wish to amend the Existing Agreement in order to
(i) exempt the transactions contemplated by the Series D Preferred Stock Purchase Agreement from the preemptive rights provisions of the Existing Agreement, (ii) restrict the transfer of the securities to be issued pursuant to the Series D Preferred Stock Purchase Agreement, and (iii) add Greenlake IV and Greenlake V as Stockholders thereunder;

          NOW, THEREFORE, the parties hereto hereby agree to amend the Existing Agreement as follows:

          1.  Amendments to Section 1 of the Existing Agreement (Definitions).
              ---------------------------------------------------------------

          (a) Section 1 of the Existing Agreement is hereby amended to delete the definitions contained therein of the terms "Existing Agreement," "Existing Warrants," "New Warrants," "Preferred Stock," "Stockholders" and "Warrants" in their entirety and to add the following additional definitions:

               "EXISTING AGREEMENT" is defined in the preamble to the Third Amendment Agreement.

               "EXISTING WARRANTS" is defined in the first recital of the Third Amendment Agreement.

               "GREENLAKE IV" is defined in the preamble to the Third Amendment Agreement.

               "GREENLAKE V" is defined in the preamble to the Third Amendment Agreement.
               "MAY 31 WARRANTS" is defined in the first recital of the Third Amendment Agreement.

               "NEW WARRANTS" is defined in the third recital of the Third Amendment Agreement.

               "PREFERRED STOCK" means the shares of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

               "SERIES D PREFERRED STOCK" is defined in the third recital of the Third Amendment Agreement.
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                                                                               3

               "SERIES D PREFERRED STOCK PURCHASE AGREEMENT" is defined in the third recital of the Third Amendment Agreement.

               "STOCKHOLDERS" means (a) QIP, Greenlake II, Greenlake III, Greenlake IV and Greenlake V and any transferee thereof who has agreed to be bound by the terms and conditions of this Agreement in accordance with
     Section 2.4 and (b) any Person who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 5.2(a), and the term "STOCKHOLDER" shall mean any such Person.

               "THIRD AMENDMENT AGREEMENT" means the Amendment, dated July __, 2000, among the Company, QIP, Greenlake II, Greenlake III, Greenlake IV and Greenlake V, to this Agreement.

               "WARRANTS" means the Existing Warrants and the New Warrants.

          2. Amendment of Section 4.5 of the Existing Agreement (Future Issuance of Shares; Preemptive Rights). Section 4.5 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

               4.5 Exempt Transactions. Anything in Sections 4.1 through 4.4 to the contrary notwithstanding, the Company may consummate the transactions contemplated by (i) the Subordinated Notes Purchase Agreement, including, without limitation, the issuance of the Subordinated Notes and the May 2 Warrants, (ii) the Preferred Stock Purchase Agreement, including without limitation the issuance of the shares of Series C Preferred Stock and the May 31 Warrants, and (iii) the Series D Preferred Stock Purchase Agreement, including without limitation the issuance of the shares of Series D Preferred Stock and the New Warrants, without complying with the provisions of said Sections 4.1 through 4.4, and the holders of the securities issued pursuant to the Subordinated Notes Purchase Agreement, the Preferred Stock Purchase Agreement and the Series D Preferred Stock Purchase Agreement, as well as any securities into which such securities may be converted or for which such securities may be exercised, shall enjoy all rights of ownership thereof notwithstanding the fact that the Company has not complied with the provisions of Section 4.1 through 4.4 hereof in connection with the initial issuance thereof.

          3. Amendment to Section 5.1 of the Existing Agreement (After-Acquired Securities). Section 5.1 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

               5.1 After-Acquired Securities. All of the provisions of this Agreement shall apply to all of the Shares and Common Stock Equivalents issued pursuant to the Stock Purchase Agreement, the Subordinated Notes Purchase Agreement (including, without limitation, shares of Series B Preferred Stock issued upon conversion of the Subordinated Notes), the Preferred Stock Purchase Agreement and the Series D Preferred Stock
     Purchase Agreement.
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                                                                               4

          4. Amendment to Section 6.4 of the Existing Agreement (Board Representation). Section 6.4 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

               6.4 Board Representation. For so long as QIP, Greenlake II, Greenlake III, Greenlake IV, Greenlake V or Affiliates thereof, collectively own at least 50% of the outstanding shares of Preferred Stock, the Company's Board of Directors shall be expanded to add one additional director (the "ADDITIONAL DIRECTOR") who shall be selected by the holders of a majority of the outstanding shares of Preferred Stock. The Company will use its best efforts to cause the Additional Director to be nominated and to solicit proxies for his or her election.

          5. Representations and Agreements of Greenlake IV and Greenlake V. Each of Greenlake IV and Greenlake V does hereby acknowledge and agree that (i) it has been given a copy of the Existing Agreement and this Third Amendment Agreement, afforded ample opportunity to read and to have counsel review it, and is thoroughly familiar with its terms, (ii) any Shares (including any Common Stock Equivalents) which it may now or hereafter acquire are and shall be subject to the terms and conditions set forth in the Existing Agreement, as amended by this Third Amendment Agreement (the "Agreement"), and (iii) it agrees fully to be bound by the terms of the Agreement as a Stockholder, as such term is defined in the Agreement.

          6.    Miscellaneous.
                -------------

          6.1 Headings. The headings in this Third Amendment Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          6.2 GOVERNING LAW. THIS THIRD AMENDMENT AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

          6.3 Continuation of Existing Agreement. Any reference in the Existing Agreement to "this Agreement" of "hereof" or using words of similar meaning, shall be deemed to refer to the Existing Agreement as amended by this Third Amendment Agreement. Except as specifically amended hereby, the Existing Agreement shall continue in full force and effect in accordance with its terms.
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          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Third Amendment Agreement on the date first written above.

                      OUTBOARD MARINE CORPORATION


                      By:  /s/ Eric T. Martinez
                           --------------------
                           Name:  Eric T. Martinez
                           Title: Sr. Vice President Finance and Treasurer

                      QUANTUM INDUSTRIAL PARTNERS LDC

                      By:  /s/Michael C. Neus
                           --------------------
                           Name:  Michael C. Neus
                           Title: Attorney in Fact

                      GREENLAKE HOLDINGS II LLC


                      By:  /s/ Gary K. Duberstein
                           ----------------------
                           Name:  Gary K. Duberstein
                           Title: Vice President

                      GREENLAKE HOLDINGS III LLC


                      By:  /s/ Gary K. Duberstein
                           ----------------------
                           Name:  Gary K. Duberstein
                           Title: Vice President

                      GREENLAKE HOLDINGS IV LLC


                      By:  /s/ Gary K. Duberstein
                           ----------------------
                           Name:  Gary K. Duberstein
                           Title: Vice President

                      GREENLAKE HOLDINGS V LLC


                      By:  /s/ Gary K. Duberstein
                           ----------------------
                           Name:  Gary K. Duberstein
                           Title: Vice President